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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Amgen Inc. for the registration of 1,500,000 Shares of Common Stock of Amgen Inc. and to the incorporation by reference therein of our report dated January 21, 1998, with respect to the consolidated financial statements of Amgen Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                 ERNST & YOUNG LLP

Los Angeles, California
May 29, 1998